INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 31 to Registration Statement No. 2-73969 on Form N-1A of Panorama Series Fund, Inc. on Form N-1A of our report dated January 24, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the  references  to  us  under  the  headings  "Independent  Auditors"  in  the
Statement of Additional Information and "Financial Highlights" in the Prospectuses, which are also part of such Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
April 24, 2000